Exhibit 23.1


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 19, 1999, included in Freeport-McMoRan Copper & Gold Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



                              /s/ Arthur Andersen LLP


New Orleans, Louisiana
March 3, 2000